Exhibit 99.1

Targacept to Discontinue TC-5214 Overactive Bladder Program

Winston-Salem, NC—July 28, 2014—Targacept, Inc. (NASDAQ: TRGT), a clinical-stage biopharmaceutical company advancing NNR Therapeutics™, today announced top-line results from a Phase 2b clinical trial of TC-5214 as a treatment for overactive bladder (OAB). In the trial, the high dose of TC-5214 demonstrated mixed results on the co-primary endpoints by providing a statistically significant reduction in micturition frequency (p=0.033) and an improvement that did not reach statistical significance on episodes of urinary incontinence (p=0.379) per 24 hours, after 12 weeks of treatment. As a consequence of these results, Targacept is discontinuing further development of TC-5214 in OAB.

In this trial, TC-5214 was considered generally safe and well tolerated. However, there was a placebo corrected 15.1% rate of constipation and a 5.9% rate of urinary tract infection in the high dose group. Analyses of the full dataset from the trial are ongoing and Targacept plans to publish more detailed results.

“Although TC-5214 provided dose-dependent efficacy on several endpoints during the course of treatment, the results were not compelling enough to justify the compound’s continued development in overactive bladder,” said Dr. Stephen A. Hill, Targacept’s President and Chief Executive Officer. “Assessing these results together with our previous clinical trial outcomes, including data from our most recent trials in schizophrenia and Alzheimer’s disease, it is clear that modulation of nicotinic receptors can result in biological effects. However, these effects do not appear to predict new treatments with a meaningful improvement over the current standard of care for the indications studied. Targacept would like to thank the many patients, investigators, study site personnel and operational team members who contributed to making this a well-executed trial.”

Dr. Hill continued, “As part of our scenario planning over the past twelve months, we have considered a broad range of options for the optimal use of our resources, including the pursuit of non-nicotinic opportunities. In the coming months, Targacept will be continuing to carefully evaluate those portfolio options that we believe have the potential both to make a significant difference in patients’ lives and provide meaningful upside for our stakeholders. We will be holding a conference call in conjunction with our quarterly earnings release on August 6, 2014.”

About the Trial

The Phase 2b study was a double blind, placebo controlled, randomized, parallel group trial conducted at 119 sites in the United States and involved 768 randomized patients with OAB. The study’s co-primary endpoints were change in micturition frequency per 24 hours and change in urinary incontinence episodes per 24 hours, in each case from baseline to 12 weeks. The trial included a three- or five-week screening period, followed by a 12-week treatment period during which patients received either one of three doses of TC-5214 (0.5mg, 1mg or 2mg) or placebo twice daily, randomized in a ratio of 2:1:1:1 (placebo, low dose, mid dose, high dose), with a two-week follow-up period.

About Targacept

Targacept is dedicated to building health and restoring independence for patients. For more information, please visit www.targacept.com.

Forward-Looking Statements

This press release includes “forward-looking statements” made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding without limitation: Targacept’s plans, expectations or future operations, financial position, revenues, costs or expenses. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various important factors. Risks and uncertainties that Targacept faces are described in greater detail under the heading “Risk Factors” in Targacept’s most recent Annual Report on Form 10-K and in other filings that it makes with the Securities and Exchange Commission. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements may not occur. Targacept cautions you not to place undue reliance on any forward-looking statement.

In addition, any forward-looking statement in this press release represents Targacept’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Targacept disclaims any obligation to update any forward-looking statement, except as required by applicable law.

NNR Therapeutics™ and Building Health, Restoring Independence® are trademarks or service marks of Targacept, Inc. Any other service marks, trademarks and trade names appearing in this press release are the properties of their respective owners.

Contact:

Alan Musso, SVP, Finance and Administration and CFO

Targacept, Inc.

Telephone: 336.480.2186

Email: alan.musso@targacept.com